EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Resources Advances Metallurgical Testing at Lookout Mountain

Coeur d’Alene, Idaho – December 18, 2013 – Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”) announced today that additional metallurgical testing comprised of multiple column tests with various rock types and crush sizes has been initiated at its Lookout Mountain project in Nevada’s prolific Battle Mountain-Eureka gold trend.

Prior metallurgical test results from mineralized material in the Lookout Mountain historical pit have indicated positive gold recovery characteristics for heap leach processing.  Current metallurgical testing will use mineralized material composited from various rock types representative of the majority of the resource area.  The heap leach test program will operate with six columns over the next three months utilizing material crushed to 3/8” and 3/4”.

Timberline President and CEO Paul Dircksen commented, “We look forward to seeing the results from this current round of metallurgical testing at Lookout Mountain.  Within the last few years, we have successfully expanded the resource, and we have continued technical and permitting activities in order to advance the Lookout Mountain project toward a production decision.  This metallurgical testing is the next step in preparation for a preliminary economic assessment that is in process.”

As partial consideration for current and past metallurgical services, the Company will, subject to exchange approval, issue to the metallurgical services vendor a total of 647,059 shares of the Company’s common stock valued at US$0.17 per share, which is the trailing 20-day Volume Weighted Average Price of the Company’s common stock on the NYSE MKT market ending on the day prior to the date of the agreement with the vendor.

About Timberline Resources

Timberline Resources Corporation is exploring and developing advanced-stage gold properties in the western United States. Timberline holds a 50-percent carried interest ownership stake in the Butte Highlands Joint Venture in Montana. Timberline’s exploration is primarily focused on the major gold districts of Nevada, where it is advancing its flagship Lookout Mountain Project toward a production decision while exploring a pipeline of quality earlier-stage projects at its South Eureka Property and elsewhere. Timberline management has a proven track record of discovering economic mineral deposits that are developed into profitable mines.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of Company securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.   The securities to be offered and sold have not been and will not registered under the United States Securities Act of 1933, as amended, or under any state securities laws and may not be offered or sold in the United States absent such registration or an applicable exemption from such registration requirements.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the future issuance of common stock to any vendors,   the timing and results of the Company’s continued exploration and drill program at South Eureka and Lookout Mountain, the timing of assay results from such drilling program being released, the timing and results of the Company’s metallurgical testing at Lookout Mountain, the Company’s ability to expand and upgrade the South Eureka resource, the timing or results of the Company’s exploration and development plans and programs at Butte Highlands, including the timing of obtaining necessary permits, the development of and production at the Company’s Butte Highlands project and projects on its South Eureka property, the potential life of the mine at the Butte Highlands project, the targeted production date for the Butte Highlands project, targeted date for production at South Eureka, the potential for a heap-leach mine at South Eureka, and possible growth of the Company and the Company’s expected operations, including potential development of an open pit extraction and heap leach processing and operation at South Eureka. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to the KCA not completing the metallurgical testing or associated assays, being able to reach agreement on a mutually beneficial transaction, the Company not timely receiving necessary regulatory approval for the issuance of the shares of common stock, the timing and completion of the drilling programs at Butte Highlands and South Eureka, risks and uncertainties related to mineral estimates, risks related to the inherently dangerous activity of mining, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2012.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Paul Dircksen, CEO

Phone: 208.664.4859

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